UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 15, 2007
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: 353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Swedish Credit and Finance AB (K2 Svensk Kretit & Finans AB) Stock Purchase

FreeStar Technology Corporation (OTCBB:FSRT), in a report on Form 8-K filed on April 27, 2006, previously disclosed the sale of 25 million shares of its Common Stock plus warrants to purchase 25 million shares of its Common Stock (the “April Financing Transaction”) to a group of offshore investors led by Swedish Credit and Finance AB, also referred to as K2 Svensk Kretit & Finans AB (referred to herein as “K2”). As described in greater detail below, the April Financing Transaction has been terminated and FreeStar has initiated litigation regarding this matter.

The terms of the April Financing Transaction provided that the shares and warrants would be issued in exchange for a combination of cash payable within 30 days and promissory notes with terms of three months and twelve months.

Pursuant to the April Financing Transaction, FreeStar instructed its transfer agent, First American Stock Transfer (“FAST”) to issue stock certificates for 25 million shares of FreeStar Common Stock (the “Shares”). The Shares were issued in the form of 50 stock certificates (the “Stock Certificates”), for 500,000 shares each, numbered 2840 through 2889 in the name of “Svensk Kredit & Finans AB” and are dated May 5, 2006.

No funds were ever received by FreeStar under the promissory notes issued by K2 in connection with the April Financing Transaction. Consequently, FreeStar sought either return of the Stock Certificates or immediate payment in full of the amounts required pursuant to the April Financing Transaction. K2 acknowledged termination of the April Financing Transaction and agreed in February 2007 to return the Stock Certificates. However, K2 later informed FreeStar that K2 was controlled by Soren Moberg and that Mr. Moberg personally, not K2, was now in possession of the Stock Certificates.

FreeStar has now reported to the Securities Information Center that the Stock Certificates were stolen. In addition, Freestar, through its counsel, Corrigan & Morris LLP, has filed an ex-parte application with the Federal District Court in Nevada seeking a temporary and preliminary injunction forbidding K2, Soren Moberg, Moberge Group, Magnus Erneving, and FAST from selling or otherwise transferring the stolen Stock Certificates. In addition to such injunctive and declaratory relief, FreeStar also asked for $5 million in punitive damages against K2, Soren Moberg, Moberge Group, and Erneving Magnus.

Item 8.01 Other Events.

Stolen and Invalid Stock Certificates

FreeStar has reported certain stock certificates, dated May 5, 2006, numbered 2840 through 2889 and issued in the name of “Svensk Kredit & Finans AB” for 500,000 shares per certificate, as stolen and invalid. The disclosure set forth above in Item 1.02 is hereby incorporated by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Date: March 16, 2007	By:	/s/ Paul Egan
Paul Egan
Chief Executive Officer